Exhibit 3.2


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                           HLI HOLDING COMPANY, INC.

                           BEFORE BEGINNING BUSINESS

                   ________________________________________

                    Pursuant to Section 241 of the General
                   Corporation Law of the State of Delaware
                   _________________________________________


         HLI Holding Company, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation has not received any payment for any of its stock.

         SECOND: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

               FIRST: The name of the corporation is Hayes Lemmerz International, Inc. (hereinafter the "Corporation").

               THIRD: The foregoing amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 3rd day of June, 2003.

                                                 HLI HOLDING COMPANY, INC.


                                                 By: /s/ Patrick C. Cauley
                                                     --------------------------
                                                 Name:  Patrick C. Cauley
                                                 Title: General Counsel and
                                                        Secretary